Weinberg & Company, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

December 17, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE: Organic Soils.Com, Inc.

FILE Ref.  No.  333-57946

We were previously the principal accountants for Organic Soils.Com, Inc.  On November 17, 2004 our appointment as principal accountants was terminated.  We have read Organic Soils.Com, Inc. statements included under Item 4.01 of its Form 8-K dated December 17, 2004 and we agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.

Certified Public Accountants

6100 Glades Road – Suite 314 Boca Raton, Florida 33434 Telephone: 561.487.5765 Facsimile: 561. 487.5766	1925 Century Park East – Suite 1120 Los Angeles, California 90067 Telephone: 310.407.5450 Facsimile: 310.407.5451 www.cpaweinberg.com	One Pacific Place, Suite 805 88 Queensway, Hong Kong, P.R.C. Telephone: 852-2780-7231 Facsimile: 852-2780-8717